================================================================================






                     DAIN RAUSCHER WEALTH ACCUMULATION PLAN




















                         EFFECTIVE AS OF APRIL 15, 1995
                (AS AMENDED AND RESTATED AS OF DECEMBER 1, 1999)






================================================================================

                     DAIN RAUSCHER WEALTH ACCUMULATION PLAN

                                TABLE OF CONTENTS


                                                                                                                PAGE


SECTION 1             INTRODUCTION ...............................................................................1
                      1.1.     Statement of the Plan
                      1.2.     Definitions
                               1.2.1.         Accounts
                               1.2.2.         Approved Retirement
                               1.2.3.         Beneficiary
                               1.2.4.         Board of Directors
                               1.2.5.         Cash Account
                               1.2.6.         Change in Control
                               1.2.7.         Committee
                               1.2.8.         Company
                               1.2.9.         Conversion Price
                               1.2.10.        Dain Rauscher Interest Account
                               1.2.11.        Dain Rauscher Interest Rate
                               1.2.12.        Deferrable Compensation
                               1.2.13.        Deferred Compensation
                               1.2.14.        Deferred Compensation Percentage
                               1.2.15.        Disability
                               1.2.16.        Dividend Additions
                               1.2.17.        Election Form
                               1.2.18.        Employer Match
                               1.2.19.        Fund Additions
                               1.2.20.        Gross Cash Compensation
                               1.2.21.        In-Service Election
                               1.2.22.        Mandatory Deferred Compensation
                               1.2.23.        Mandatory Stock Account
                               1.2.24.        Matchable Deferred Compensation
                               1.2.25.        Matching Cash Account
                               1.2.26.        Matching Percentage
                               1.2.27.        Matching Stock Account
                               1.2.28.        Matching Threshold Amount
                               1.2.29.        Mutual Fund
                               1.2.30.        Mutual Fund Account
                               1.2.31.        Mutual Fund Price
                               1.2.32.        NYSE
                               1.2.33.        Participant


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
                               1.2.34.        Participating Subsidiary
                               1.2.35.        Plan
                               1.2.36.        Plan Statement
                               1.2.37.        Plan Year
                               1.2.38.        Retirement
                               1.2.39.        Retirement Election
                               1.2.40.        Subsidiary Sale
                               1.2.41.        Stock
                               1.2.42.        Stock Account
                               1.2.43.        Voluntary Deferred Compensation
                      1.3.     Rules of Interpretation

SECTION 2             ELIGIBILITY AND PARTICIPATION ..............................................................7
                      2.1.          Eligible Employees
                      2.2.          Ineligibility of Board and Committee Members
                      2.3.          Ineligibility of Senior Management
                      2.4.          Limits Applicable to Other Officers

SECTION 3             ELECTION TO DEFER COMPENSATION .............................................................8
                      3.1.          Mandatory Deferral Compensation
                                    3.1.1.         Voluntary Election to Defer Compensation
                      3.2.          Maximum Deferred Compensation Percentage
                      3.3.          Deferral Alternatives
                                    3.3.1.         Investment Election
                                    3.3.2.         Distribution Election

SECTION 4             DEFERRED COMPENSATION ACCOUNTS .............................................................9
                      4.1.          Establishment of Accounts
                      4.2.          Credits to Accounts
                                    4.2.1.         Stock Account, Matching Stock Account and
                                                   Mandatory Stock Account
                                    4.2.2.         Dain Rauscher Interest Account and Matching
                                                   Stock Account
                                    4.2.3.         Mutual Fund Account
                                    4.2.4.         Intra-Plan Transfer
                                    4.2.5.         Dividend Additions to Stock Accounts
                                    4.2.6.         Additions to Dain Rauscher Interest Account
                                    4.2.7.         Fund Additions to Mutual Fund Account
                      4.3.          Intra-Plan Transfers

                                    4.3.1.         Basic Transfer Rules
                                    4.3.2.         Transfers Prior to Full Vesting
                                    4.3.3.         No Matching with Respect to Amounts
                                                   Transferred Hereunder
                      4.4.          Charges Against Accounts for Benefit Payments

SECTION 5             VESTING ...................................................................................14
                      5.1.          Vesting of Investments Attributable to Deferred Compensation
                      5.2.          Vesting of Investments in Matching Stock Account, Mandatory
                                    Stock Account and Matching Cash Account
                                    5.2.1.         Approved Retirement
                                    5.2.2.         Full Vesting Upon Death or Disability
                                    5.2.3.         Full Vesting Upon Change in Control
                                    5.2.4.         Full Vesting Upon Sale of Subsidiary
                                    5.2.5.         Termination for Cause
                                    5.2.6.         Forfeitures

SECTION 6             DISTRIBUTIONS .............................................................................16
                      6.1.          Distributions to Participants
                                    6.1.1.         Form of Distribution; Tax Withholding
                                    6.1.2.         Timing of Distribution
                      6.2.          Distributions to Beneficiaries
                      6.3.          Designation of Beneficiary
                      6.4.          Disclaimers by Beneficiaries

SECTION 7             SPENDTHRIFT PROVISIONS ....................................................................20

SECTION 8             ADMINISTRATIVE DETERMINATIONS .............................................................21
                      8.1.          The Committee
                      8.2.          Claims Procedure
                                    8.2.1.         Making a Claim
                                    8.2.2.         Requesting Review of a Denied Claim
                                    8.2.3.         In General



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

SECTION 9             OTHER ADMINISTRATIVE MATTERS ..............................................................21
                      9.1.          Reports to Participants
                      9.2.          Participants Are General Creditors of the Company and
                                    Participating Subsidiaries
                      9.3.          Disclaimer of Employment and Bonus Rights
                      9.4.          No Compensation Under the Dain Rauscher Retirement and
                                    Savings Plan
                      9.5.          Administrative Expenses of the Plan

SECTION 10            AMENDMENT OR TERMINATION ..................................................................22
                      10.1.         Amendment or Termination
                      10.2.         Merger
                      10.3.         Applicability to Successors





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                     DAIN RAUSCHER WEALTH ACCUMULATION PLAN


                                    SECTION 1

                                  INTRODUCTION

1.1. STATEMENT OF THE PLAN On February 1, 1995 the Board of Directors of Dain Rauscher Corporation, a Delaware corporation, authorized the creation of this plan on behalf of the Company and its Participating Subsidiaries (as such term is hereinafter defined) to benefit a select group of management or highly compensated employees of the Company and its Participating Subsidiaries, which plan was made effective as of April 15, 1995. The Board (as such term is hereinafter defined) subsequently amended this plan effective as of December 1, 1999.

1.2. DEFINITIONS When used herein with initial capital letters, the following words have the following meanings:

     1.2.1. ACCOUNTS The separate bookkeeping accounts representing the unfunded and unsecured general obligations of the Company or a Participating Subsidiary, as the case may be, established with respect to each Participant to which is credited the amounts specified in Sections 3 and 4 and from which are subtracted payments made pursuant to Section 6. Accounts shall be maintained by the Company or the Participating Subsidiary, as appropriate, and shall include a Participant's Stock Account, Matching Stock Account, Mandatory Stock Account, Dain Rauscher Interest Account, one or more Mutual Fund Accounts, Cash Account and Matching Cash Account.

     1.2.2. APPROVED RETIREMENT The Retirement of a Participant (i) who has been an employee of the Company or a Participating Subsidiary for ten (10) or more years at the time of separation from service, (ii) who has entered into a non-competition, non-solicitation and related agreement with the Company or a Participating Subsidiary in the form then approved by the Committee and (iii) with respect to deferrals made with respect to all Plan Years commencing with 2000, whose age upon Retirement is at least fifty (50). The non-competition agreement shall require a Participant, for a one-year period, to refrain from participating, directly or indirectly, in any business in which the Company or Participating Subsidiary, as appropriate, is engaged at the time of such Participant's Retirement in any geographic area in which the Company or Participating Subsidiary, as appropriate, is competing at such time.

     1.2.3. BENEFICIARY A person designated by the Participant (or automatically by operation of the Plan Statement) to receive any benefit remaining at the death of such Participant under the terms of the Plan Statement.

     1.2.4. BOARD OF DIRECTORS The Board of Directors of the Company.

     1.2.5. CASH ACCOUNT The Account in which all of a Participant's deemed cash allocations (other than the cash deemed allocated to such Participant's Matching Cash Account) are credited pursuant to this Plan. The Cash Account shall not be credited with interest, and shall not be deemed to be invested in any interest-bearing item.

     1.2.6. CHANGE IN CONTROL

     (a) The public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
            Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), that any person, entity or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the Dain Rauscher Retirement and Savings Plan or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares in Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

     (b) The Continuing Directors cease to constitute a majority of the Company's Board of Directors;

     (c) The shareholders of the Company approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (3) any plan of liquidation or dissolution of the Company; or

     (d) The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of the Company.


"Continuing Director shall mean any person who is a member of the Board of Directors of the Company and who, while a member of its Board of Directors, is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on December 1, 1996, or (B) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

For purposes of this Section, Acquiring Person shall mean any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     1.2.7. COMMITTEE The Compensation and Organization Committee designated by the Board of Directors of the Company or any successor committee thereto established by such Board of Directors to administer the Plan on behalf of the Company and all Participating Subsidiaries.

     1.2.8. COMPANY Dain Rauscher Corporation, a Delaware corporation, and any successor thereof that adopts the Plan Statement.

     1.2.9. CONVERSION PRICE The average of the reported closing prices per share of the Stock on the NYSE as reported for each of the five (5) business days immediately preceding the end of each calendar quarter and for the last five (5) business days of February of each year.

     1.2.10. DAIN RAUSCHER INTEREST ACCOUNT The bookkeeping Account in which all of a Participant's deemed allocations which are to earn a rate of return equal to the Dain Rauscher Interest Rate are credited pursuant to this Plan.

     1.2.11. DAIN RAUSCHER INTEREST RATE The annual percentage rate of return on a Participant's deemed investment in his or her Dain Rauscher Interest Account which shall be determined from time to time by the Committee.

     1.2.12. DEFERRABLE COMPENSATION That portion of a Participant's Gross Cash Compensation for services rendered in a Plan Year which exceeds $100,000.

     1.2.13. DEFERRED COMPENSATION The amount of Deferrable Compensation actually deferred by a Participant under this Plan for any Plan Year.

     1.2.14. DEFERRED COMPENSATION PERCENTAGE That percentage of the Deferrable Compensation that a Participant has elected to defer with respect to any Plan Year.

     1.2.15. DISABILITY The disability of a Participant as defined in the Dain Rauscher Retirement and Savings Plan.

     1.2.16. DIVIDEND ADDITIONS The amounts deemed allocated, pursuant to
Section 4.2.5, to the Stock Account, Matching Stock Account or Mandatory Stock Account of a Participant that are attributable to dividends declared by the Company on its outstanding Stock. Dividend Additions shall only apply with respect to Stock that has been credited to one of the foregoing accounts as of the date of payment, and no such Dividend Additions shall apply with respect to Stock that is first credited to an account in February of any year.

     1.2.17. ELECTION FORM The form setting forth the Deferred Compensation Percentage, investment and distribution elections to be made by a Participant with respect to the Deferrable Compensation payable for services to be rendered in any Plan Year, as such form may be modified from time to time by the Committee.

     1.2.18. EMPLOYER MATCH The amount of the Matchable Deferred Compensation of a Plan Participant for any Plan Year that the Company or a Participating Subsidiary, as the case may be, shall be deemed to have matched by crediting such Participant's Matching Stock Account and/or Matching Cash Account, as set forth in Section 4.2.1 or Section 4.2.2.

     1.2.19. FUND ADDITIONS The amounts deemed allocated, pursuant to Section 4.2.7, to the Mutual Fund Account of a Participant that are attributable to interest or dividends paid or other distributions made in connection with a Participant's deemed investment in a Mutual Fund.

     1.2.20. GROSS CASH COMPENSATION "Recognized Compensation" as defined in the Dain Rauscher Retirement and Savings Plan earned by a Participant for services rendered during a Plan Year whether or not paid in such Plan Year.

     1.2.21. IN-SERVICE ELECTION The election of a Participant to cause the distribution of the amounts credited to such Participant's Accounts with respect to any Plan Year to be made upon the earlier to occur of a specified date, which must be the last business day of any calendar quarter (or such other date as may be permitted by the Committee).

     1.2.22. MANDATORY DEFERRED COMPENSATION That percentage of a Participant's Gross Cash Compensation which the Committee has required to be deferred by a Participant in accordance with the Plan.

     1.2.23. MANDATORY STOCK ACCOUNT The Account in which a Participant's deemed investments of Mandatory Deferred Compensation in Stock (and related Dividend Additions) are credited pursuant to Section 3.3.1.


     1.2.24. MATCHABLE DEFERRED COMPENSATION The amount by which a Participant's Deferred Compensation under this Plan during a Plan Year exceeds the Matching Threshold Amount for such Plan Year.

     1.2.25. MATCHING CASH ACCOUNT The Account in which a Participant's deemed cash allocations relating to any portion of an Employer Match (and related Dividend Additions) that has been deemed not to have been invested in Stock (or in a Mutual Fund Account or the Dain Rauscher Interest Account following an intra-Plan transfer pursuant to Section 4.3) are credited. The Matching Cash Account shall not be credited with interest, and shall not be deemed to be invested in any interest-bearing item.

     1.2.26. MATCHING PERCENTAGE The percentages published from time to time by the Committee which shall, in general, vary positively with the Company's after-tax return on equity, as determined by the Committee, which shall be used in calculating additions to a Participant's Matching Stock Account in the manner described in Sections 4.2.1 and 4.2.2 of this Plan Statement, respectively.

     1.2.27. MATCHING STOCK ACCOUNT The Account in which a Participant's deemed investments in Stock relating to any portion of an Employer Match (and related Dividend Additions) are credited pursuant to Sections 4.2.1 and 4.2.2.

     1.2.28. MATCHING THRESHOLD AMOUNT An amount of Deferred Compensation determined by the Committee with respect to each Plan Year in excess of which a Participant's Deferred Compensation which is credited to such Participant's Cash Account or Stock Account may become eligible for an Employer Match in accordance with standards and guidelines determined annually by the Committee.

     1.2.29. MUTUAL FUND The interest in, or units of, the two (2) or more investment vehicles from time to time selected by the Committee, in its sole and absolute discretion, as deemed alternative investments to the deemed investment in Stock or the Dain Rauscher Interest Account described in this Plan Statement.

     1.2.30. MUTUAL FUND ACCOUNT The Account in which a Participant's deemed investments in a Mutual Fund are credited pursuant to Section 4.2.3.

     1.2.31. MUTUAL FUND PRICE The closing price on the last business day of each calendar quarter and as of the last business day of February of each year, as determined by the Committee, of an interest in, or units of, the Mutual Funds.

     1.2.32. NYSE The New York Stock Exchange, Inc.

     1.2.33. PARTICIPANT An employee of the Company or a Participating Subsidiary who has become and remains a participant in the Plan in accordance with the provisions of the Plan Statement.

     1.2.34. PARTICIPATING SUBSIDIARY A corporation, now or in the future, affiliated with the Company that adopts, or has adopted, the Plan. No corporation shall become a Participating

Subsidiary without prior consent of the Company, and such participation is subject to such limitations as the Company may impose.

     1.2.35. PLAN The Dain Rauscher Wealth Accumulation Plan.

     1.2.36. PLAN STATEMENT This document, entitled DAIN RAUSCHER WEALTH ACCUMULATION PLAN, as adopted and made effective in accordance with Section 1.1, as the same may be amended from time to time.

     1.2.37. PLAN YEAR The twelve (12) consecutive month period ending on any December 31.

     1.2.38. RETIREMENT The separation of employment from the Company or a Participating Subsidiary, as the case may be, of a Participant, other than due to such Participant's death, Disability or termination for cause pursuant to
Section 5.2.5.

     1.2.39. RETIREMENT ELECTION An election by a Participant to receive a distribution or distributions from his or her Accounts upon Retirement or Approved Retirement.

     1.2.40. SUBSIDIARY SALE The sale by the Company of all of the issued and outstanding capital stock of any subsidiary of the Company that employs any Participants.

     1.2.41. STOCK The Common Stock, par value $0.125 per share, of the Company, or any security into which the Common Stock of the Company may be changed or converted (or with which it may be exchanged) as a result of any merger, consolidation, reorganization, recapitalization, change in corporate structure or other similar event.

     1.2.42. STOCK ACCOUNT The Account in which a Participant's deemed investments in Stock using his or her Deferred Compensation (and related Dividend Additions) are credited pursuant to Section 4.2.1.

     1.2.43. VOLUNTARY DEFERRED COMPENSATION The amount of Deferrable Compensation deferred on a voluntary basis by a Participant under this Plan for any Plan Year.

1.3. RULES OF INTERPRETATION Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the words hereof, herein or hereunder or other similar compounds of the word here shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.

                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION

2.1. ELIGIBLE EMPLOYEES Subject to the restrictions in Sections 2.2, 2.3 and 2.4, employees eligible to participate in this Plan during a Plan Year are any of the select group of management or highly compensated employees of the Company or its Participating Subsidiaries: (i) whose Gross Cash Compensation exceeds $150,000 during such Plan Year, or (ii) whose compensation otherwise exceeds a level deemed appropriate by the Committee to include only such select group of management or highly compensated employees, in each case, as determined by the Committee in its sole discretion. Employees are first eligible for participation in the Plan on the January 1 following six calendar months of employment, or as otherwise determined by the Board.

2.2. INELIGIBILITY OF BOARD AND COMMITTEE MEMBERS Members of the Board and the Committee are not eligible to participate in the Plan.

2.3. INELIGIBILITY OF SENIOR MANAGEMENT. Notwithstanding anything to the contrary in this Section 2, members of the Dain Rauscher Executive Committee and members of the Dain Rauscher Senior Management Group (or, in each case, any successor committee or group thereto) will not be eligible for participation in the Plan.

2.4. LIMITS APPLICABLE TO OTHER OFFICERS Any other person who has been designated an officer of the Company by the Board shall not be eligible to have any of his or her Deferred Compensation or any Employer Match credited to a Stock Account, Matching Stock Account or Mandatory Stock Account. Subject to the terms and conditions hereof, such officers may participate in the Plan, but shall have amounts that would otherwise be credited to a Stock Account, Matching Stock Account or Mandatory Stock Account credited instead to the Dain Rauscher Interest Account (or a matching sub-fund thereof).





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                                    SECTION 3

                         ELECTION TO DEFER COMPENSATION

3.1 MANDATORY DEFERRAL OF COMPENSATION. In connection with designating an employee of the Company as being eligible to be a Participant under the Plan, the Committee may also designate a percentage of such employee's Gross Cash Compensation which must be deferred in accordance with the further provisions of this Plan, which shall constitute such Participant's Mandatory Deferred Compensation. Any such mandatory deferral arrangements with respect to a Participant's Gross Cash Compensation shall be determined by the Committee at such time or times as it may determine in its sole and absolute discretion.

     3.1.1 VOLUNTARY ELECTION TO DEFER COMPENSATION A Participant may participate further in the Plan by electing voluntarily to defer, in accordance with the further provisions of this Plan, a percentage of such Participant's Deferrable Compensation that such Participant would otherwise earn with respect to services to be rendered in the next succeeding Plan Year, which shall constitute such Participant's Voluntary Deferred Compensation. A Voluntary Deferred Compensation election must be made no later than December 31 of the Plan Year immediately preceding the Plan Year in which such Deferrable Compensation will be earned. Subject to such changes as may be determined by the Committee, such election must be made by delivering to the Company a signed and completed Election Form which is accepted by the Company no later than such December 31; provided, however, that, subject to such changes as may be determined by the Committee, any new employees of the Company who qualify as Participants under the Plan shall have 30 days from such Participant's hiring date to make a Voluntary Deferred Compensation election for such Plan Year.

3.2. MAXIMUM DEFERRED COMPENSATION PERCENTAGE The maximum Deferred Compensation Percentage of a Participant shall vary with the amount of Deferrable Compensation earned by a Participant in a Plan Year as determined from time to time by the Committee in its sole discretion, but in no event shall such maximum Deferred Compensation Percentage exceed the maximum percentage established from time to time by the Committee.

3.3. DEFERRAL ALTERNATIVES Upon electing to participate in the Plan, subject to such terms and conditions as the Committee may from time to time impose, a Participant shall elect, with respect to his or her Deferred Compensation for any Plan Year, both (i) the form of the deemed investment of his or her Deferred Compensation, and (ii) the timing of distribution of the amounts allocated to his or her Accounts attributable to his or her deemed investment election (including any intra-Plan transfers made pursuant to Section 4.3).

     3.3.1. INVESTMENT ELECTION. A Participant may elect to have his or her Voluntary Deferred Compensation for any Plan Year credited to (a) his or her Stock Account, (b) his or her Mutual Fund Accounts, (c) his or her Dain Rauscher Interest Account, (d) such other Account or Accounts as the Committee may from time to time establish or (e) to a combination of such

Accounts, in accordance with the percentages of his or her Voluntary Deferred Compensation (which must sum to 100%) allocated to all of such Accounts, as reflected on his or her Election Form for such Plan Year. The entire amount of any Mandatory Deferred Compensation shall be allocated and credited to a Participant's Mandatory Stock Account pursuant to this Section 3.3.1. Any election by a Participant to have his or her Voluntary Deferred Compensation credited to his or her Stock Account, and any allocation of Mandatory Deferred Compensation to a Participant's Mandatory Stock Account, shall be irrevocable for all time, and, except as otherwise provided in the Plan, amounts may be credited to a Participant's Stock Account or Mandatory Stock Account only in connection with an original investment election or deferral. Voluntary Deferred Compensation investment elections must be made on the Election Form, which must be delivered to the Company at the time that a Participant elects to participate in the Plan for any Plan Year.

     3.3.2. DISTRIBUTION ELECTION At the same time that a Participant elects to participate in the Plan with respect to any Plan Year and makes his or her Deferred Compensation Percentage and investment Account elections, such Participant shall also make an irrevocable election with respect to the timing of the distribution of the amounts credited to such Participant's Accounts by delivering a signed and completed Election Form to the Company. Unless the following distribution elections are subsequently amended or otherwise modified by the Committee, a Participant may only elect one of the following alternatives with respect to distributions attributable to any Deferred Compensation for any Plan Year:

     (a) In-Service Election distribution, or

     (b) A distribution upon such Participant's Retirement (including an Approved Retirement) pursuant to a Retirement Election, in accordance with the terms set forth in Section 6.1.1(b) below.


                                    SECTION 4

                         DEFERRED COMPENSATION ACCOUNTS

4.1. ESTABLISHMENT OF ACCOUNTS. The amount of benefits to be paid by the Company or a Participating Subsidiary, as the case may be, to each Participant under this Plan shall be determined by reference to the Accounts to be established and maintained by the Company for each Participant. Such Accounts shall be established for bookkeeping purposes only and shall not be considered as, or as evidence of the creation of, a trust fund or a transfer or other segregation of assets for the benefit of the Participants or their Beneficiaries. Such Accounts will be composed of a Stock Account, Matching Stock Account, Mandatory Stock Account, Dain Rauscher Interest Account, one or more Mutual Fund Accounts, Cash Account and Matching Cash Account for each Participant and such other accounts as the Committee may from time to time authorize. Such Accounts shall be established and credited with the appropriate amounts as provided for herein as of the last day of each calendar quarter and as of the last day of February of each year.

4.2.       CREDITS TO ACCOUNTS

           4.2.1. STOCK ACCOUNT, MATCHING STOCK ACCOUNT AND MANDATORY STOCK ACCOUNT. For any Plan Year, in connection with (i) a Participant's election to have any portion of his or her Voluntary Deferred Compensation credited to his or her Stock Account pursuant to Section 3.3.1., and (ii) the allocation of a Participant's Mandatory Deferred Compensation to his or her Mandatory Stock Account, such Participant's Stock Account and Mandatory Stock Account shall be deemed to have been allocated that number of whole shares of Stock, rounded down to the nearest share, resulting from dividing the portion of his or her Voluntary Deferred Compensation allocated to the Stock Account and the entire amount of the Mandatory Deferred Compensation by the Conversion Price. The amount of any Voluntary Deferred Compensation or Mandatory Deferred Compensation equal to the fraction of a share resulting from such calculation, if any, shall be deemed to have been allocated to such Participant's Cash Account. A Participant who elects to have a portion of his or her Matchable Deferred Compensation credited or otherwise allocated to his or her Stock Account, and a Participant with any Mandatory Deferred Compensation allocated to a Participant's Mandatory Stock Account, may become entitled to an Employer Match credited to his or her Matching Stock Account at such time or times as the Committee, in its sole and absolute discretion, shall determine. The amount of the Employer Match credited to such Participant's Matching Stock Account, if any, shall be the Matching Percentage of such Participant's Matchable Deferred Compensation, including Mandatory Deferred Compensation, credited to his or her Stock Account or Mandatory Stock Account. The Committee shall publish a table of possible Matching Percentages for each Plan Year. If a Participant becomes entitled to an Employer Match hereunder, then his or her Matching Stock Account shall be deemed to have been allocated that number of whole shares of Stock, rounded down to the nearest share, resulting from dividing the amount of the Employer Match by the Conversion Price. The amount of Employer Match equal to the fraction of a share resulting from such calculation, if any, shall be deemed to have been allocated to such Participant's Matching Cash Account.

           4.2.2. DAIN RAUSCHER INTEREST ACCOUNT AND MATCHING STOCK ACCOUNT If a Participant elects to have any portion of his or her Voluntary Deferred Compensation for any Plan Year credited to his or her Dain Rauscher Interest Account pursuant to Section 3.3.1, then such Participant's Dain Rauscher Interest Account shall be increased by the amount of Deferred Compensation so credited. A Participant who elects to have a portion of his or her Matchable Deferred Compensation credited to such Participant's Dain Rauscher Interest Account pursuant to Section 3.3.1 of this Plan during a Plan Year may become entitled to an Employer Match credited to his or her Matching Stock Account at such time or times as the Committee, in its sole and absolute discretion, shall determine. The amount of the Employer Match credited to such Participant's Matching Stock Account, if any, shall be the Matching Percentage of such Participant's Matchable Deferred Compensation credited to his or her Dain Rauscher Interest Account. If a Participant becomes entitled to an Employer Match hereunder in accordance with the provisions of Section 4.2.1, then such Participant's Matching Stock Account (and Matching Cash Account, if appropriate) shall be increased by the amount of such Employer Match.

           4.2.3. MUTUAL FUND ACCOUNT If a Participant elects to have any portion of his or her Voluntary Deferred Compensation for any Plan Year credited to a Mutual Fund Account pursuant to Section 3.3.1, then his or her appropriate Mutual Fund Account shall be deemed to have been allocated that number of units (including fractional units) of the appropriate Mutual Fund equal to the portion of his or her Deferred Compensation allocated to the Mutual Fund Account divided by the appropriate Mutual Fund Price for the appropriate day the amount is credited as provided for herein. A Participant who elects to have any portion of his or her Deferred Compensation credited to a Mutual Fund Account shall not be entitled to an Employer Match with respect thereto.

           4.2.4. INTRA-PLAN TRANSFER If a Participant elects to make an intra-Plan transfer, as of the last business day of any calendar quarter, as permitted by Section 4.3 for any Plan Year, the following rules shall apply:

           (a) If the intra-Plan transfer is from a Participant's Mutual Fund Account to another Account or Accounts, the amount deemed transferred to such Account or Accounts shall be equal to the proceeds of the deemed sale of the units of the Mutual Fund so transferred. Such deemed sale shall be treated as occurring as of the last business day of the appropriate calendar quarter;

           (b) The rules set forth in Sections 4.2.1, 4.2.2 and 4.2.3 shall otherwise apply to intra-Plan transfers, except that no portion of an intra-Plan transfer to a Participant's Stock Account or Dain Rauscher Interest Account shall ever be eligible for an Employer Match. Further, a Participant's election to have his or her Deferred Compensation credited to his or her Stock Account shall be irrevocable, and such credits may not thereafter be transferred to any other account.

           4.2.5. DIVIDEND ADDITIONS TO STOCK ACCOUNTS

                  4.2.5.1. STOCK ACCOUNT. At such times as dividends are declared by the Company on the outstanding shares of Stock, a determination shall be made of the number of shares of Stock which are credited to a Participant's Stock Account on the dividend record date, and an amount equal to such total number of shares of Stock multiplied by the declared dividend per share of Stock shall be credited, on the date such dividends are paid by the Company, initially to such Participant's Cash Account (if the dividends are declared in cash) or to such Participant's Stock Account (if the dividends are declared in shares of Stock), or other funds determined by the Committee. Thereafter, all funds credited to a Participant's Cash Account (i) as a result of cash dividends pursuant to this Section 4.2.5.1, and (ii) as a result of fractional shares of Stock pursuant to Section 4.2.1, shall be deemed to have been used to purchase shares of Stock once each year, on a date determined by the Committee. The number of additional shares of Stock credited to each Participant's Stock Account after the end of each Plan Year due to the deemed purchases described in the preceding sentence shall be equal to the number of whole shares, rounded down, derived by dividing the total amount of cash credited to the Participant's Cash Account under this Section

4.2.5.1 and under Section 4.2.1 by the closing price per share of Stock reported on the NYSE on the date of the deemed purchase of the Stock credited to such Participant's Stock Account under this Section 4.2.5.1. Any credited cash hereunder that would otherwise be deemed to have been used to purchase a fractional share of Stock shall, instead, continue to be credited to the Participant's Cash Account. Notwithstanding the foregoing, the Committee shall be entitled, in its sole and absolute discretion, to use the last business day of a calendar quarter and the Conversion Price applicable thereto for all purposes of this Section 4.2.5.1. Neither the Company nor a Participating Subsidiary will provide an Employer Match for the deemed purchases of Stock credited to a Participant's Stock Account pursuant to this Section 4.2.5.1.

                           4.2.5.2. MATCHING STOCK ACCOUNT. At such times as
dividends are declared by the Company on the outstanding shares of Stock, a determination shall be made of the number of shares of Stock which are credited to a Participant's Matching Stock Account on the dividend record date, and an amount equal to such total number of shares of Stock multiplied by the declared dividend per share of Stock shall be credited, on the date such dividends are paid by the Company, initially to such Participant's Matching Cash Account (if the dividends are declared in cash) or to such Participant's Matching Stock Account (if the dividends are declared in shares of Stock), or other funds determined by the Committee. Thereafter, all funds credited to a Participant's Matching Cash Account (i) as a result of cash dividends pursuant to this Section 4.2.5.2, and (ii) as a result of fractional shares of Stock pursuant to Sections
4.2.1 and 4.2.2, shall be deemed to have been used to purchase shares of Stock once each year, on a date determined by the Committee. The number of additional shares of Stock credited to each Participant's Matching Stock Account after the end of each Plan Year due to deemed purchases described in the preceding sentence shall be equal to the number of whole shares, rounded down, derived by dividing the total amount of cash credited to the Participant's Matching Cash Account under this Section 4.2.5.2 and under Sections 4.2.1 and 4.2.2 by the closing price per share of Stock reported on the NYSE on the date of the deemed purchase of the Stock credited to such Participant's Matching Stock Account under this Section 4.2.5.2. Any credited cash hereunder that would otherwise be deemed to have been used to purchase a fractional share of Stock shall, instead, continue to be credited to the Participant's Matching Cash Account. Notwithstanding the foregoing, the Committee shall be entitled, in its sole and absolute discretion, to use the last business day of a calendar quarter and the Conversion Price applicable thereto for all purposes of this Section 4.2.5.2. Neither the Company nor a Participating Subsidiary will provide an Employer Match for the deemed purchases of Stock credited to a Participant's Matching Stock Account pursuant to this Section 4.2.5.2.

                           4.2.5.3 MANDATORY STOCK ACCOUNT. At such times as
dividends are declared by the Company on the outstanding shares of Stock, a determination shall be made of the number of shares of Stock which are credited to a Participant's Mandatory Stock Account on the dividend record date, and an amount equal to such total number of shares of Stock multiplied by the declared dividend per share of Stock shall be credited, on the date such dividends are paid by the Company, initially to such Participant's Cash Account (if the dividends are declared in cash) or to such Participant's Mandatory Stock Account (if the dividends are declared in shares of Stock), or other funds determined by the Committee. Thereafter, all funds credited to a Participant's Cash

Account (on account of Mandatory Deferred Compensation) (i) as a result of cash dividends pursuant to this Section 4.2.5.3, and (ii) as a result of fractional shares of Stock pursuant to Sections 4.2.1, shall be deemed to have been used to purchase shares of Stock once each year, on a date determined by the Committee. The number of additional shares of Stock credited to each Participant's Mandatory Stock Account after the end of each Plan Year due to deemed purchases described in the preceding sentence shall be equal to the number of whole shares, rounded down, derived by dividing the total amount of cash credited to the Participant's Cash Account under this Section 4.2.5.3 and under Sections
4.2.1 by the closing price per share of Stock reported on the NYSE on the date of the deemed purchase of the Stock credited to such Participant's Mandatory Stock Account under this Section 4.2.5.3. Any credited cash hereunder that would otherwise be deemed to have been used to purchase a fractional share of Stock shall, instead, continue to be credited to the Participant's Cash Account. Notwithstanding the foregoing, the Committee shall be entitled, in its sole and absolute discretion, to use the last business day of a calendar quarter and the Conversion Price applicable thereto for all purposes of this Section 4.2.5.3. Neither the Company nor a Participating Subsidiary will provide an Employer Match for the deemed purchases of Stock credited to a Participant's Mandatory Stock Account pursuant to this Section 4.2.5.3.

           4.2.6. ADDITIONS TO DAIN RAUSCHER INTEREST ACCOUNT On the last business day of each calendar quarter, or on such other date as may from time to time be determined by the Committee, based on the balance in a Participant's Dain Rauscher Interest Account as of the first business day of such quarter, an amount equal to the product of such balance of a Participant's Dain Rauscher Interest Account and the Dain Rauscher Interest Rate for such quarter, as determined by the Committee, shall be deemed allocated to such Participant's Dain Rauscher Interest Account.

           4.2.7. FUND ADDITIONS TO MUTUAL FUND ACCOUNT At such times as Fund Additions are made with respect to the Mutual Fund, a determination shall be made of the number of units (including fractional units) of the Mutual Fund which are credited to a Participant's Mutual Fund Account on the interest or other distribution or payment date, and an amount equal to such total number of units of the Mutual Fund multiplied by the amount of Fund Addition per unit of the Mutual Fund shall be deemed allocated, on the date such Fund Addition is paid or distributed, to such Participant's Mutual Fund Account, or other fund determined by the Committee. The number of additional units of the Mutual Fund credited to each Participant's Mutual Fund Account due to deemed purchases with the Fund Additions credited pursuant to this Section 4.2.6 shall be equal to the total amount of the Fund Additions deemed credited hereunder divided by the Mutual Fund Price on the date of such Fund Addition, including fractional units of the Mutual Fund resulting from such calculation.

4.3.       INTRA-PLAN TRANSFERS

           4.3.1. BASIC TRANSFER RULES. Subject to such rules as the Committee may, from time to time in its sole and absolute discretion, impose, a Participant may make an election to have all or a portion of the amounts deemed credited to any of his or her Accounts under this Plan transferred to any of his or her other Accounts (other than the Stock Account, the Mandatory Stock

Account and the Matching Stock Account) under this Plan; provided, however, that a Participant's election to have his or her Voluntary Deferred Compensation credited to his or her Stock Account, and any allocation under the Plan to a Participant's Mandatory Stock Account or Matching Stock Account, shall be irrevocable and such credits may not thereafter be transferred to any other Account. For the avoidance of doubt, no transfer of any Account balance may be made into a Participant's Stock Account, Mandatory Stock Account or Matching Stock Account. Such an election may be made quarterly, effective only as of the last business day of a calendar quarter and to the extent applicable by taking into account the Conversion Price applicable thereto. Further, such an election may only be made once during any Plan Year, but may be made in any Plan Year following the Plan Year in which an amount is first credited to a Participant's Account, unless the Committee otherwise determines in its sole discretion. An intra-Plan transfer shall be initiated by submitting a request therefor in writing to the Company, in such form as the Committee shall determine. Such transfer shall be effected in accordance with Section 4.2.4.

           4.3.2. TRANSFERS PRIOR TO FULL VESTING If a Participant makes an intra-Plan transfer from his or her Dain Rauscher Interest Account to a Mutual Fund Account of an amount of cash with respect to which such Participant's rights in the appropriate shares in the Matching Stock Account have not vested under Section 5 hereof, such amount of Stock, and all related Dividend Additions, shall be forfeited by such Participant and shall not be credited to any other Account of the Participant.

           4.3.3. NO MATCHING WITH RESPECT TO AMOUNTS TRANSFERRED HEREUNDER No amount of Stock or cash, as the case may be, transferred from any Account into a Participant's Stock Account or Cash Account shall be eligible for an Employer Match at any time.

4.4. CHARGES AGAINST ACCOUNTS FOR BENEFIT PAYMENTS On the last business day of a calendar quarter immediately preceding or coincident with each date that a distribution is made by, or on behalf of, the Company under this Plan to a Participant or Beneficiary, the amount of such distribution shall be charged against, and shall reduce the remaining credited balance of, the appropriate Account or Accounts of such Participant. Such charges shall first be applied against account balances attributable to a Participant's Deferred Compensation and then vested Employer Match balances thereof. Such charges shall be allocated pro rata among a Participant's accounts on the basis of the amounts thereof.

                                    SECTION 5

                                     VESTING

5.1. VESTING OF INVESTMENTS ATTRIBUTABLE TO DEFERRED COMPENSATION As of any date, all amounts credited to the Stock Account, Dain Rauscher Interest Account, the Mutual Fund Account and the Cash Account of a Participant shall be fully vested.

5.2. VESTING OF INVESTMENTS IN MATCHING STOCK ACCOUNT, MANDATORY STOCK ACCOUNT AND MATCHING CASH ACCOUNT Except as hereinafter provided in this Section 5.2, and subject to acceleration or modification by the Committee, in its sole and absolute discretion, deemed investments credited to the Matching Stock Account, Mandatory Stock Account and Matching Cash Account of a Participant shall become vested on the date or dates determined by the Committee; provided that, such Participant must be employed by the Company on such date. The Committee shall announce any change in the vesting schedule with respect to any future Employer Match and any Mandatory Stock Account (and related Dividend Additions, if any) prior to December 31 preceding each new Plan Year. Unless otherwise amended by the Committee, all time period measurements for the vesting schedules established by the Committee shall commence on January 1 of the Plan Year following the year in which a Participant defers Matchable Deferred Compensation (including any Mandatory Deferred Compensation) under this Plan.

           5.2.1. APPROVED RETIREMENT Subject to acceleration or modification by the Committee, all deemed investments credited to the Matching Stock Account, Mandatory Stock Account and Matching Cash Account of a Participant that would not otherwise be fully vested in accordance with the applicable vesting schedule determined by the Committee will automatically vest in full for a Participant upon the one-year anniversary of his or her Approved Retirement; provided that, such vesting shall be subject to forfeiture as set forth in the Participant's non-competition agreement with the Company.

           5.2.2. FULL VESTING UPON DEATH OR DISABILITY All deemed investments credited to the Matching Stock Account, Mandatory Stock Account and Matching Cash Account of a Participant shall vest in full upon the death or Disability of such Participant.

           5.2.3. FULL VESTING UPON CHANGE IN CONTROL Notwithstanding the terms of any vesting schedule established by the Committee pursuant to Section 5.2, all Accounts of a Participant who is employed by the Company or a Participating Subsidiary as of the date of a Change in Control of the Company shall be fully vested immediately upon such Change in Control.

           5.2.4. FULL VESTING UPON SALE OF SUBSIDIARY Notwithstanding the terms of any vesting schedule established by the Committee pursuant to Section 5.2, all Accounts of a Participant who is employed by any Participating Subsidiary of the Company as of the date of a Subsidiary Sale of such Participating Subsidiary and who does not continue to be employed by the Company or any of its subsidiaries immediately thereafter shall be fully vested immediately upon such Subsidiary Sale.

           5.2.5. TERMINATION FOR CAUSE Notwithstanding anything to the contrary in this Section 5.2, if a Participant ceases to be employed by the Company or a Participating Subsidiary at any time prior to the distribution of the deemed investments hereinafter described due to gross or willful misconduct during the course of his or her employment, including theft or commission of a gross misdemeanor or felony, all deemed investments, whether vested or not, credited to any Matching Stock Account, Mandatory Stock Account or Matching Cash Account of such Participant shall be automatically forfeited by the Participant upon such Participant's employment termination.

           5.2.6. FORFEITURES. Except as otherwise specifically set forth in Sections 5.2.1, 5.2.2, 5.2.3 and 5.2.4, all amounts attributable to deemed investments credited to a Participant's Matching Stock Account, Mandatory Stock Account or Matching Cash Account that are not vested at the Participant's employment termination date shall be deemed forfeited, and such Participant's Accounts shall be appropriately reduced.


                                    SECTION 6

                                  DISTRIBUTIONS

6.1.       DISTRIBUTIONS TO PARTICIPANTS

           6.1.1. FORM OF DISTRIBUTION; TAX WITHHOLDING Subject to such terms and conditions as the Committee may from time to time impose, and subject to the forfeiture conditions of Section 5 with respect to a Participant's Matching Stock Account, Mandatory Stock Account and Matching Cash Account:

           (a) distributions of all of a Participant's Accounts pursuant to an In-Service Election shall be made:

                  (i) in a single payment, if the In-Service Election is triggered by the date certain selected by the Participant on his or her Election Form, or

                  (ii) in two annual installments, the first of which shall be equal to fifty percent (50%) of all amounts deemed allocated to such Participant's Accounts on the first payment date (less amounts required to be withheld, as described below) and the second of which shall be equal to all amounts deemed allocated to such Participant's Accounts on the second payment date (less all amounts required to be withheld, as described below), if the In-Service Election is triggered by the Participant's Retirement prior to the date certain selected by the Participant on his or her Election Form;

           (b) distributions of all of a Participant's Accounts pursuant to a Retirement Election or such Participant's Approved Retirement shall be made in two annual installments, each of which shall be equal to fifty percent (50%) of all amounts deemed allocated to such Participant's Accounts on the first payment date (less amounts required to be withheld, as described below); provided, however, that a Participant shall be entitled to change, on a one-time basis only, such Participant's Retirement Election with respect to an Approved Retirement to extend the number of post-Approved Retirement installment payments described in this Section 6.1.1(b) from two equal annual installments to either three, four or five equal, annual installments; and provided further, that any such change in his or her Approved Retirement Election must be made at least twelve (12) months prior to the effective date of such Participant's Approved Retirement;

           (c) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) following his or her death or Disability shall be made in a single payment;

           (d) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) upon the occurrence of a Change of Control shall be made in a single payment; and

           (e) distributions of all of a Participant's Accounts (less amounts required to be withheld, as described below) upon the occurrence of a Subsidiary Sale shall be made in a single payment.

All amounts credited to a Participant's Stock Account, Matching Stock Account and Mandatory Stock Account shall only be distributed in shares of Stock, less the number of shares needed to satisfy withholding requirements with respect to all applicable federal, state and local taxes. All shares of Stock distributed under the Plan, if any, shall be shares of Stock that are issued, but not outstanding, and held in the Company's treasury, or authorized, but previously unissued shares. The value of each share of Stock credited to a Participant's Stock Account, Matching Stock Account and Mandatory Stock Account shall be equal to the closing price per share of Stock on the NYSE as reported for the business day preceding the distribution date set forth in Section 6.1.2; provided, however, that in its sole and absolute discretion, the Committee may apply the concept of a Conversion Price in determining such closing price per share of Stock. Unless otherwise determined by the Committee, a Participant's Mutual Fund Account shall be distributed in cash, less the amount of cash needed to satisfy withholding requirements with respect to all applicable federal, state and local taxes. The value of the Participant's Mutual Fund Account shall be determined by multiplying the total number of units of the Mutual Fund credited to that Account by the Mutual Fund Price, in each case, measured as of the business day preceding the distribution date set forth in Section 6.1.2. Unless otherwise determined by the Committee, a Participant's Dain Rauscher Interest Account, Cash Account and Matching Cash Account shall be distributed in cash, less the amount of cash needed to satisfy withholding requirements with respect to all applicable federal, state and local taxes. Notwithstanding the foregoing two sentences, the Committee, in its sole and absolute discretion, may cause distributions with respect to any Account of a Participant to be made in shares of Stock that are either issued, but not outstanding, and held in the Company's treasury, or authorized, but previously unissued shares; the value of all such shares shall be equal to the closing price per share of Stock on the NYSE as reported for the business day preceding the distribution date set forth in
Section 6.1.2. In connection with the Company's obligation, as provided herein, to satisfy withholding requirements with respect to all applicable federal, state and local taxes, appropriate reductions and charges against a Participant's Accounts may be made as determined from time to time by the Committee for the purpose of collecting and paying, as required by law, such taxes with respect to a Participant.

           6.1.2. TIMING OF DISTRIBUTION Subject to such terms and conditions as the Committee may, from time to time, impose:

            (a) distributions of the Accounts of a Participant pursuant to an In-Service Election shall be made on or about: (i) the date selected by such Participant on his or her Election Form if the distribution is due to an In-Service Election triggered by the date certain selected by the Participant on his or her Election Form or (ii) the January 15 of the Plan Year following the date of his or her Retirement (and the January 15 of the second Plan Year following the date of his or her Retirement) if the distribution is due to an In-Service Election triggered by the Participant's Retirement prior to the date certain selected by the Participant on his or her Election Form;

            (b) distributions of the Accounts of a Participant due to a Retirement Election shall be payable on or about January 15 of each Plan Year following the Plan Year in which his or her Retirement or Approved Retirement occurred;

            (c) distributions of the Accounts of a Participant following the death or Disability of a Participant shall be made as soon as administratively feasible thereafter;

            (d) distributions of the Accounts of a Participant due to a Change in Control shall be made as soon as administratively feasible, but in no case later than sixty (60) days after the occurrence of the Change in Control; and

            (e) distributions of the Accounts of a Participant due to a Subsidiary Sale shall be made as soon as administratively feasible, but in no case later than sixty (60) days after the occurrence of the Subsidiary Sale of a Participating Subsidiary.

6.2. DISTRIBUTIONS TO BENEFICIARIES Distribution of the Accounts of a Participant who dies before payment to such Participant is made shall commence or be made to such Participant's Beneficiary as soon as administratively feasible.

6.3. DESIGNATION OF BENEFICIARY Each Participant shall have the right to designate in writing, in form satisfactory to the Committee, one or more beneficiaries to receive the unpaid balance of the Participant's Account in the event of such Participant's death prior to receiving full distribution thereof, and may change or revoke any prior Beneficiary designation by a similar instrument in writing prior to his or her death. If a Participant shall fail to designate a Beneficiary or, having revoked a prior Beneficiary designation, shall fail to designate a new Beneficiary, or in the event the Participant's Beneficiary designation shall fail, in whole or in part, by reason of the prior death of a designated Beneficiary or for any other cause, then the undistributed balance of the Participant's

Accounts, or the portion thereof as to which such designation shall fall, as the case may be, shall be paid to the personal representative of the Participant's estate.

6.4. DISCLAIMERS BY BENEFICIARIES A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Accounts may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of such Accounts at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Accounts is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant's death but not later than one hundred eighty (180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee. The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 7 and shall not be considered to be an assignment or alienation of benefits in violation of any law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Committee.

                                    SECTION 7

                             SPENDTHRIFT PROVISIONS

Neither any Participant nor any Beneficiary of any Participant shall have any transferable interest in the Participant's Accounts or any right to anticipate, alienate, dispose of, pledge or encumber the same prior to actual receipt of payments in accordance with Section 6, nor shall the same be subject to attachment, garnishment, execution following judgment or other legal process instituted by creditors of the Participant or any such Beneficiary.

                                    SECTION 8

                          ADMINISTRATIVE DETERMINATIONS

8.1. THE COMMITTEE Full power and authority to construe, interpret, and administer this Plan Statement shall be vested in the Committee. The Committee shall have the full power and authority to make each determination provided for in this Plan Statement and, in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan; provided, however, that the Board shall have the full power and authority to make any determinations provided for in this Plan Statement which have the effect of materially increasing the cost of this Plan to the Company or any Participating Subsidiary, including without limitation decisions regarding the terms and conditions of any Employer Match, Matchable Deferred Compensation, Matching Threshold Amount and the Matching Percentage, eligibility to participate in the Plan, and the maximum Deferred Compensation Percentage. All determinations made by the Committee or the Board, as the case may be, shall be conclusive upon the Company, each Participating Subsidiary, each Participant and former Participant and their designees and Beneficiaries.

8.2. CLAIMS PROCEDURE If any Participant or Beneficiary is in disagreement with any determination that has been made for payment under this Plan, a claim may be presented.

           8.2.1. MAKING A CLAIM The claim must be written and must be delivered to the Committee. Within 90 days after the claim is delivered, the claimant will receive either: (a) a decision or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 180 days from the day the claim was delivered) to reach a decision.

           If the claim is wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for denial; (b) the Plan provisions on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. Notice of the claimant's right to request a review (as described in Paragraph 8.2.2 below) will also be given to the claimant.

           8.2.2. REQUESTING REVIEW OF A DENIED CLAIM A claimant may request that a denied claim be reviewed. The request for review must be written and must be delivered to the Committee within 60 days after claimant's receipt of written notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review. The claimant may examine pertinent Plan documents by asking the Committee. Within 60 days after delivery of a request for review, claimant will receive either: (i) a decision; or (ii) a notice describing special circumstances requiring a specified amount of additional time (but no more than 120 days from the day the request for review was delivered) to reach a decision.

           The decision will be in writing and will specify the Plan provisions on which it is based.

           8.2.3. IN GENERAL All decisions on claims and on reviews of denied claims will be made by the Committee. The Committee may, in its discretion, hold one or more hearings. If a claimant does not receive a decision within the specified time, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at the claimant's own expense, have an attorney or other representative act on behalf of the claimant, but the Committee reserves the right to require a written authorization. The Committee also reserves the right to delegate its authority to make decisions.

                                    SECTION 9

                          OTHER ADMINISTRATIVE MATTERS

9.1. REPORTS TO PARTICIPANTS As soon as is administratively feasible after each calendar quarter end, the Company shall prepare and deliver to each Participant a report showing: (i) the total value of the Participant's Accounts as of the end of the preceding Plan Year; (ii) the amounts credited to the Participant's Accounts since the last report from the Company; and (iii) the amounts of any distributions made since the last report from the Company. At its discretion, the Company may prepare and deliver more frequent reports to Participants.

9.2. PARTICIPANTS ARE GENERAL CREDITORS OF THE COMPANY AND PARTICIPATING SUBSIDIARIES Benefits due under this Plan shall be paid out of the general funds of the Company or a Participating Subsidiary. At all times during the continuance of this Plan, all Accounts shall be subject to the claims of general creditors of the Company under federal and state law, and the Accounts attributable to Participating Subsidiaries shall be subject to the claims of the general creditors thereof under federal and state law. The Participants and Beneficiaries shall not have any secured or preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company or a Participating Subsidiary. If the Company or a Participating Subsidiary shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), the same shall, nevertheless, be regarded as a part of the general assets of the Company or a Participating Subsidiary subject to the claims of its general creditors, and neither any Participant nor any Beneficiary of any Participant shall have a legal, beneficial, or security interest therein.

9.3. DISCLAIMER OF EMPLOYMENT AND BONUS RIGHTS The Plan is not a contract for employment and does not grant any employee the right to be retained in the employment of the Company or to obtain any Deferrable Compensation. Upon dismissal or severance of employment, no Participant shall have any right or interest under the Plan, other than as specifically provided herein.

9.4. NO COMPENSATION UNDER THE DAIN RAUSCHER RETIREMENT AND SAVINGS PLAN No amounts of Deferred Compensation and related Employer Matches, if any, credited to any Account of a Participant under the Plan shall constitute ?recognized compensation for purposes of the Dain Rauscher Retirement and Savings Plan, as such terms are defined in such plan.

9.5 ADMINISTRATIVE EXPENSES OF THE PLAN Participants will be responsible for all administrative expenses incurred with respect to this Plan and for all administrative expenses and other fees of this Plan (to the extent such expenses are not paid by the Company), including the costs of outsourced recordkeeping (which expenses will be allocated equally to each Participant's Accounts).


                                   SECTION 10

                            AMENDMENT OR TERMINATION

10.1. AMENDMENT OR TERMINATION This Plan may be amended or terminated at any time by the Committee or the Board of Directors of the Company, but no such amendment or termination shall have the effect of reducing the amounts already then credited to the Stock Account, Cash Account, Dain Rauscher Interest Account or Mutual Fund Account of any Participant or the vested portion of his or her Matching Stock Account, Mandatory Stock Account or Matching Cash Account (as determined pursuant to Section 5) or of changing the distribution rights (as provided in Section 6) of any Participant, without the consent of such Participant.

10.2. MERGER The Committee may cause all or part of this Plan to be merged with all or a part of any other nonqualified deferred compensation plan maintained by any Company or a Participating Subsidiary. If the Committee agrees to such a merger, the Committee shall specify in writing the terms and conditions of such merger and shall obtain such consents and agreements as it deems necessary or desirable.

10.3. APPLICABILITY TO SUCCESSORS This Plan shall be binding upon and inure to the benefit of the Company, the Participating Subsidiaries and each Participant, the successors and assigns of such parties, and the Beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.